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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on this Amendment One to the Form S-4 (Registration No. 333-45738) of our report dated January 31, 2000 on our audits of the consolidated financial statements of FNB Corporation and subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998, and 1997. We also consent to the reference to our firm under the caption "Experts" in this registration statement on this amendment one to the Form S-4.


                                               /s/  McLeod & Company
                                               ---------------------
                                               McLEOD & COMPANY



Roanoke, Virginia
November 15, 2000